Exhibit 5.1

ONE SHELL PLAZA	AUSTIN
910 LOUISIANA	BAKU
HOUSTON, TEXAS	DALLAS
77002-4995	HOUSTON
713.229.1234	LONDON
FAX 713.229.1522	MOSCOW
NEW YORK
RIYADH
WASHINGTON
September 14, 2007
TEPPCO Partners, L.P.
1100 Louisiana Street
Suite 1600
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as counsel to TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of the Partnership’s Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering and sale of up to 10,000,000 units representing limited partner interests in the Partnership (the “DRIP Units”) from time to time pursuant to the terms and provisions of the Partnership’s distribution reinvestment plan, as set forth in the prospectus constituting part of the Registration Statement (the “Reinvestment Plan”).
     As the basis for the opinions hereinafter expressed, we examined: (i) originals, or copies certified or otherwise identified of (a) the Reinvestment Plan, (b) the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated December 8, 2006 (the “Partnership Agreement”), (c) the Amended and Restated Limited Liability Company Agreement of Texas Eastern Products Pipeline Company, LLC (the “General Partner”), dated May 7, 2007, (d) the certificate of limited partnership of the Partnership and the certificate of formation of the General Partner, each as amended to date, (e) partnership or company records, as furnished to us by the Partnership or General Partner, and (f) certificates of public officials and of representatives of the Partnership and the General Partner; and (ii) statutes and other instruments and documents.
     We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.
     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

2	September 14, 2007
1.	The Partnership has been duly formed and is validly existing as a limited partnership in the State of Delaware under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”).

2.	DRIP Units issued by the Partnership pursuant to the provisions of the Reinvestment Plan will have been duly authorized by all necessary partnership action.

3.	Upon issuance and delivery of DRIP Units from time to time and payment therefor in accordance with the Reinvestment Plan, the DRIP Units will have been validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA and otherwise by matters described in the Partnership’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on March 30, 2007).
     The foregoing opinions are limited to the original issuance of the DRIP Units by the Partnership and do not cover DRIP Units delivered by the Partnership out of units reacquired by it.
     The opinions set forth above are limited in all respects to the applicable federal laws of the United States of America, the DRULPA and the Delaware Limited Liability Company Act, in each case as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ BAKER BOTTS L.L.P.
PFP/CT/MK